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                                                                      EXHIBIT 11


                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                            Three months ended
                                                            September 30, 1993
                                                            ------------------
       1.  Net income                                          $ 8,197,954
       2.  Weighted average common
            shares outstanding                                  19,497,747
                                                              ------------

       3.  Earnings per
           common share                                        $      0.42
                                                              ------------
                                                              ------------

       4.  Weighted average common
            shares outstanding                                  19,497,747

       5.  Common stock equivalents
            due to dilutive
            effect of stock options                                948,934
                                                              ------------

       6.  Total weighted average
            common shares and
            equivalents outstanding                             20,446,681
                                                              ------------
                                                              ------------

       7.  Primary earnings per share                         $       0.40
                                                              ------------
                                                              ------------
       8.  Total weighted average
            common shares and
            equivalents outstanding
            (Line 6)                                            20,446,681

       9.  Additional dilutive shares
            using end of period market
            value versus average market
            value for the computation of
            stock options under the
            treasury stock method                                      ---
                                                              ------------

      10.  Total shares for fully
            diluted earnings per share                          20,446,681
                                                              ------------
                                                              ------------
      11.  Fully diluted earnings
            per share                                          $      0.40
                                                              ------------
                                                              ------------





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